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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                     September 21, 1998


                COMMUNITY TRUST BANCORP, INC.
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)
(Zip Code)

     Registrant's telephone number, including area code:
(606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

      Community Trust Bancorp, Inc. (NASDAQ: CTBI) and PNC Bank Corp. (NYSE: PNC) today announced that their banking subsidiaries, Community Trust Bank, N.A. and PNC Bank, N.A., closed Community Trust Bank's purchase of five branches from PNC with total deposits of approximately $195,000,000. These branches are located in Richmond, Winchester and Harrodsburg, all located in central Kentucky.
      This acquisition along with the acquisition of seven Bank One branches in West Virginia on June 26, 1998, adds over $400,000,000 to CTBI's deposits increasing CTBI's assets to over $2,250,000,000.
      Community Trust Bancorp, Inc. is based in Pikeville, Kentucky, with seventy one banking locations in Kentucky and West Virginia including the cities of Pikeville, Lexington, Winchester, Berea, Campbellsville, Ashland, Somerset, London, Williamsburg, Middlesboro, Whitesburg, Flemingsburg, Mt. Sterling and Versailles in Kentucky; Hamlin, West Hamlin, Alum Creek, Fort Gay, Summersville, and Williamson in West Virginia; and the locations listed above in central Kentucky.

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Community Trust Bancorp, Inc.




September 30, 1998           By:/s/Burlin Coleman
                             Burlin Coleman
                             President and
                             Chief Executive Officer